Exhibit 99.1

WOW! REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Full year High-Speed Data Revenue from continuing operations of $412.1 million, up 3% from 2021

ENGLEWOOD, Colo. (February 23, 2023) – WideOpenWest, Inc. (“WOW!” or the “Company”) (NYSE: WOW), one of the nation's leading broadband providers, with an efficient, high-performing network that passes nearly 2.0 million residential, business and wholesale consumers, today announced financial and operating results for the quarter and year ended December 31, 2022.

Financial Highlights (1)(2)

●	Fourth quarter Total Revenue from continuing operations of $180.5 million, an increase of $2.2 million, or 1%, compared to the fourth quarter of 2021
●	Full year Total Revenue from continuing operations of $704.9 million, a decrease of $20.8 million, or 3%, compared to the corresponding period of 2021
●	Fourth quarter HSD Revenue from continuing operations totaled $107.1 million, an increase of $6.6 million, or 7%, compared to fourth quarter of 2021
●	Full year HSD Revenue from continuing operations totaled $412.1 million, an increase of $13.0 million, or 3%, compared to the corresponding period of 2021
●	Net Loss from continuing operations was $12.7 million and $2.5 million for the quarter and year ended December 31, 2022
●	Fourth quarter Adjusted EBITDA Post Asset Sale was $74.6 million, an increase of $5.6 million, or 8%, compared to the fourth quarter of 2021
●	Full year Adjusted EBITDA Post Asset Sale was $280.1 million, an increase of $18.5 million, or 7%, compared to the corresponding period of 2021

Business Highlights

●	First Greenfield market launched in Central Florida with strong initial penetration rates
●	Repurchased approximately 1.2 million shares for $12.3 million during the quarter and year ended December 31, 2022 at an average price of $10.39 per share

"Our fourth quarter results, including record Adjusted EBITDA Post Asset Sale, shows continued growth in high-speed data revenue, highlighting the strength of our strategy and our ability to execute it," said Teresa Elder, WOW!'s CEO. "We are seeing strong progress as we expand in both new Greenfield and Edge-out markets with exceptional early penetration rates."

"Our low leverage, high growth business model drove strong financial performance in 2022 including more than 7% growth in Adjusted EBITDA Post Asset Sale as well as high-speed data revenue which approached 60% of our total revenue for the year," said John Rego, WOW!'s CFO. "We continue to focus our growth and expansion initiatives in a way that leverages the value of our products and services and strength of our balance sheet."

(1)	Refer to “Non-GAAP Financial Measures” “Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures,” and “Subscriber Information” in this Press Release for definitions and information related to Adjusted EBITDA Post Asset Sale, and reconciliation of non-GAAP measures to the closest comparable GAAP measures and why our management thinks it is beneficial to present such non-GAAP measures.
(2)	On June 30, 2021, the Company announced the pending sale of certain assets together with certain liabilities of five service areas. On September 1, 2021 and November 1, 2021, the Company announced the completion of the sale of two and three of the five service areas, respectively. For presentation purposes related to this announcement, the related assets, liabilities and financial results of these five service areas were classified as discontinued operations. Refer to tables that follow for the reconciliation of continuing and discontinued operations.

Revenue

Total Revenue from continuing operations was $180.5 million and $704.9 million for the quarter and year ended December 31, 2022, up $2.2 million and down $20.8 million as compared to the corresponding periods in 2021.

Total Subscription Revenue from continuing operations for the quarter and year ended December 31, 2022 was $163.1 million and $648.7 million, down $2.0 million, or 1%, and $23.3 million, or 3%, as compared to the corresponding periods in 2021. The decreases were primarily driven by a shift in service offering mix, as we continue to experience a reduction in Video and Telephony RGUs. These decreases were partially offset by increases in average revenue per unit (“ARPU”), as HSD customers continue to purchase higher speed tiers, as well as HSD and Video rate increases.

Other Business Services Revenue from continuing operations totaled $5.1 million and $21.2 million for the quarter and year ended December 31, 2022, down $0.3 million, or 6%, and $1.1 million, or 5%, as compared to the corresponding periods in 2021. These decreases were primarily due to decreases in data center revenue.

Other Revenue from continuing operations totaled $12.3 million and $35.0 million for the quarter and year ended December 31, 2022, up $4.5 million, or 58%, and $3.6 million, or 11%, compared to the corresponding periods in 2021. The increases are primarily related to a one-time receipt of government grant revenue.

Costs and Expenses

Operating Expenses (excluding Depreciation and Amortization) from continuing operations totaled $77.6 million and $327.0 million for the quarter and year ended December 31, 2022, down $11.9 million, or 13%, and $49.4 million, or 13%, compared to the corresponding periods in 2021 primarily due to lower direct operating expenses and decreases in call center and cash compensation related expenses.

Selling, General, and Administrative expenses from continuing operations totaled $48.1 million and $165.4 million for the quarter and year ended December 31, 2022, up $5.7 million, or 13%, and down $9.8 million, or 6%, compared to the corresponding periods in 2021. The increase for the quarter-to-date period is primarily associated with an increase in restructuring costs related to employee severance charges and stock compensation expense, partially offset by a decrease in debt refinancing costs. The decrease for the year-to-date period is primarily attributable to decreases in costs associated with digital transformation initiatives, debt refinancing and marketing expenses, partially offset by increases in restructuring costs related to employee severance charges and stock compensation expense.

Net (Loss) Income

Net (Loss) Income for the quarter and year ended December 31, 2022 was ($12.7) million and ($2.5) million, compared to $230.6 million and $770.5 million for the quarter and year ended December 31, 2021. The net profit margin was (7.0)% and (0.4)% for the quarter and year ended December 31, 2022 as compared to a net profit margin of 119.7% and 74.5% for the quarter and year ended December 31, 2021.

Adjusted EBITDA Post Asset Sale

Adjusted EBITDA Post Asset Sale for the quarter and year ended December 31, 2022 was $74.6 million and $280.1 million, an increase of $5.6 million and $18.5 million, compared to the corresponding periods in 2021. Adjusted EBITDA Margin Post Asset Sale was 41.3% and 39.7% for the quarter and year ended December 31, 2022 as compared to 38.7% and 36.0% for the quarter and year ended December 31, 2021.

Subscribers

WOW! reported Total Subscribers from continuing operations of 530,600 as of December 31, 2022, a decrease of 2,300 compared to December 31, 2021, down 7,500 compared to September 30, 2022. HSD RGUs totaled 511,600 as of December 31, 2022, a decrease of 100 compared to December 31, 2021, down 7,000 compared to September 30, 2022.

Edge-Outs

Edge-Out Projects from continuing operations reached a total of 81,100 homes passed and 20,300 Subscribers since inception.

The 2020 Edge-Out projects from continuing operations include 800 Subscribers, which represents 23.5% penetration on such nodes. The 2021 Edge-Out projects from continuing operations include 900 Subscribers, which represents 45.0% penetration on such nodes. The 2022 Edge-Out projects from continuing operations include 600 Subscribers, which represents 20.7% penetration on such nodes.

Capital Expenditures

Capital Expenditures from continuing operations totaled $167.2 million for the year ended December 31, 2022, representing a $4.9 million, or 3%, increase compared to the year ended December 31, 2021. The increase is primarily related to an increase in line extensions as we focus on expanding our network through our greenfield initiatives, partially offset by decreases in support capital and customer premise equipment (“CPE”) expenditures. Core Capital Expenditures, or total capital expenditures excluding expansion capital expenditures, equated to 18% of Total Revenue from continuing operations for the year ended December 31, 2022.

Liquidity and Leverage

As of December 31, 2022, the total outstanding amount of long-term debt and finance lease obligations was $742.7 million, and cash and cash equivalents were $31.0 million. Total Net Leverage as of December 31, 2022 was 2.6X on a LTM Adjusted EBITDA Post Asset Sale basis, in line with September 30, 2022, and undrawn revolver capacity totaled $236.4 million.

Share Repurchase Program

On November 3, 2022, the Company announced that its Board of Directors had authorized a new share repurchase program with authorization to purchase up to $50 million of shares of its common stock over an eighteen-month period.  WOW! may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The authorization expires on May 3, 2024, and may be suspended or discontinued at any time and does not obligate the company to acquire any amount of shares of common stock. WOW! repurchased approximately 1.2 million shares for $12.3 million during the quarter and year ended December 31, 2022.

First Quarter and Full Year 2023 Guidance

	Q1 2023	Full Year 2023
HSD Revenue	$105.0 - $108.0 million	$437.0 - $441.0 million
Total Revenue	$172.0 - $175.0 million	$703.0 - $707.0 million
Adjusted EBITDA	$65.0 - $68.0 million	$286.0 - $290.0 million

HSD net additions	(4,000) - 0	6,000 - 10,000

Executive Appointments

WOW! is pleased to announce the promotion of two key executives—Roger Seiken to General Counsel and Leslie Peabody to Chief People Officer.

Mr. Seiken has been with WOW! for more than six years and oversees programming and business development opportunities. Prior to joining WOW!, he was the Associate General Counsel of Legal Affairs at Verizon Communications, Inc. Mr. Seiken received his Juris Doctor from The Catholic University of America, Columbus Law School in 1996, graduating Summa Cum Laude. He succeeds Craig Martin, who joined the company at its founding in 1999, participated in taking the Company public and has overseen merger and acquisition activity among many other initiatives. After a successful 24 years with the Company, Craig will depart in the second quarter of 2023 and will be available as an advisor as needed through a transition period.

Ms. Peabody succeeds David Brunick, Chief Human Resources Officer, who will be leaving the company in the second quarter of 2023 and will be available as an advisor as needed through a transition period. David built the human resources department and led WOW! to five national Best and Brightest Company to Work For awards. Ms. Peabody brings more than 15 years of senior human resource experience, including more than 5 years with WOW!, most recently as Senior Vice President of HR Operations. She holds a Master’s Degree in Business Administration, HR Management from the University of Phoenix.

Webcast

WOW! will host a webcast on Thursday, February 23, 2023, at 8:00 a.m. Eastern to discuss the operating and financial results contained in this press release. The conference call and webcast will be broadcast live on the Company’s investor relations website at ir.wowway.com. Those parties interested in participating can use the information as follows:

Call Date:	Thursday, February 23, 2023	Call Time:	8:00 a.m. Eastern
Dial In:	(888) 330-3556	International:	(646) 960-0826
Conf. ID:	4844814

A replay of the call will be available on February 23, 2023, at 11:00 a.m. ET, on the investor relations website or by telephone. To access the telephone replay, which will be available until March 9, 2023, at 11:59 p.m. ET, please dial (800) 770-2030 and use conference ID 4844814.

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	December 31,
	2022	2021

	(in millions, except share data)
Assets
Current assets
Cash and cash equivalents	$31.0	$193.2
Accounts receivable—trade, net of allowance for doubtful accounts of $4.3 for both periods	39.9	40.9
Accounts receivable—other, net	12.2	17.2
Prepaid expenses and other	37.8	30.7
Total current assets	120.9	282.0
Right-of-use lease assets—operating	15.0	17.2
Property, plant and equipment, net	725.8	722.3
Franchise operating rights	585.1	620.1
Goodwill	225.1	225.1
Intangible assets subject to amortization, net	1.3	1.7
Other non-current assets	44.2	38.3
Total assets	$1,717.4	$1,906.7
Liabilities and stockholders’ equity
Current liabilities
Accounts payable—trade	$46.1	$50.3
Accrued interest	0.1	0.8
Current portion of long-term lease liability—operating	4.9	5.1
Accrued liabilities and other	68.7	218.7
Current portion of long-term debt and finance lease obligations	17.7	17.9
Current portion of unearned service revenue	27.2	28.1
Total current liabilities	164.7	320.9
Long-term debt and finance lease obligations—less current portion and debt issuance costs	725.0	723.5
Long-term lease liability—operating	11.6	13.8
Deferred income taxes, net	225.3	257.6
Other non-current liabilities	15.7	20.1
Total liabilities	1,142.3	1,335.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 96,830,312 and 96,225,910 issued as of December 31, 2022 and December 31, 2021, respectively; 86,417,733 and 87,392,088 outstanding as of December 31, 2022 and December 31, 2021, respectively	1.0	1.0
Additional paid-in capital	374.7	348.5
Accumulated income	308.0	310.5
Treasury stock at cost, 10,412,579 and 8,833,822 shares as of December 31, 2022 and December 31, 2021, respectively	(108.6)	(89.2)
Total stockholders’ equity	575.1	570.8
Total liabilities and stockholders’ equity	$1,717.4	$1,906.7

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED

(unaudited)

	Three months ended			Three months ended
	December 31, 2022			December 31, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$107.1	$—	$107.1	$100.5	$7.7	$108.2
Video	43.6	—	43.6	51.0	4.8	55.8
Telephony	12.4	—	12.4	13.6	1.1	14.7
Total subscription services revenue	163.1	—	163.1	165.1	13.6	178.7
Other business services	5.1	—	5.1	5.4	—	5.4
Other	12.3	—	12.3	7.8	0.8	8.6
Total revenue	180.5	—	180.5	178.3	14.4	192.7

Costs and expenses:
Operating (excluding depreciation and amortization)	77.6	—	77.6	89.5	5.9	95.4
Selling, general and administrative	48.1	—	48.1	42.4	1.1	43.5
Depreciation and amortization	45.3	—	45.3	43.3	—	43.3
Impairment losses on intangibles	35.0	—	35.0	—	—	—
	206.0	—	206.0	175.2	7.0	182.2
(Loss) income from operations	(25.5)	—	(25.5)	3.1	7.4	10.5
Other income (expense):			.
Interest expense	(12.9)	—	(12.9)	(10.9)	—	(10.9)
Gain on sale of assets, net	—	—	—	—	311.7	311.7
Loss on early extinguishment of debt	—		—	(3.2)	—	(3.2)
Other income, net	0.9	—	0.9	7.1	—	7.1
(Loss) income before provision for income taxes	(37.5)	—	(37.5)	(3.9)	319.1	315.2
Income tax benefit (expense)	24.8	—	24.8	1.7	(86.3)	(84.6)
Net (loss) income	$(12.7)	$—	$(12.7)	$(2.2)	$232.8	$230.6

(Loss) earnings per share
Basic	$(0.15)	$—	$(0.15)	$(0.03)	$2.80	$2.77
Diluted	$(0.15)	$—	$(0.15)	$(0.03)	$2.80	$2.77
Weighted-average common shares outstanding
Basic	83,993,031			83,031,566
Diluted	83,993,031			83,031,566

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED

(unaudited)

	Year ended			Year ended
	December 31, 2022			December 31, 2021
	Continued	Discontinued	Total	Continued	Discontinued	Total

	(in millions, except share data)
Revenue:
HSD	$412.1	$—	$412.1	$399.1	$167.9	$567.0
Video	185.2	—	185.2	215.5	105.9	321.4
Telephony	51.4	—	51.4	57.4	19.9	77.3
Total subscription services revenue	648.7	—	648.7	672.0	293.7	965.7
Other business services	21.2	—	21.2	22.3	1.6	23.9
Other	35.0	—	35.0	31.4	13.0	44.4
Total revenue	704.9	—	704.9	725.7	308.3	1,034.0

Costs and expenses:
Operating (excluding depreciation and amortization)	327.0	—	327.0	376.4	112.0	488.4
Selling, general and administrative	165.4	—	165.4	175.2	11.8	187.0
Depreciation and amortization	178.2	—	178.2	169.3	41.0	210.3
Impairment losses on intangibles	35.0	—	35.0	—	—	—
	705.6	—	705.6	720.9	164.8	885.7
(Loss) income from operations	(0.7)	—	(0.7)	4.8	143.5	148.3
Other income (expense):
Interest expense	(38.7)	—	(38.7)	(93.5)	0.4	(93.1)
Gain on sale of assets, net	—	—	—	—	1,001.8	1,001.8
Loss on early extinguishment of debt	—	—	—	(3.2)	—	(3.2)
Other income, net	16.6	—	16.6	9.5	0.1	9.6
(Loss) income from operations before provision for income tax	(22.8)	—	(22.8)	(82.4)	1,145.8	1,063.4
Income tax benefit (expense)	20.3	—	20.3	13.8	(306.7)	(292.9)
Net (loss) income	$(2.5)	$—	$(2.5)	$(68.6)	$839.1	$770.5

(Loss) earnings per share
Basic	$(0.03)	$—	$(0.03)	$(0.83)	$10.14	$9.31
Diluted	$(0.03)	$—	$(0.03)	$(0.83)	$10.14	$9.31
Weighted-average common shares outstanding
Basic	83,930,984			82,720,934
Diluted	83,930,984			82,720,934

WIDEOPENWEST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Year Ended
	December 31,
	2022	2021

	(in millions)
Cash flows from operating activities:
Net (loss) income	$(2.5)	$770.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	179.3	210.3
Deferred income taxes	(32.2)	54.9
Provision for doubtful accounts	6.0	11.2
Gain on sale of markets	—	(1,001.3)
Gain on sale of operating assets, net	(1.1)	(0.5)
Amortization of debt issuance costs and discount	1.7	4.7
Loss on debt extinguishment	—	3.2
Impairment losses on intangibles	35.0	—
Non-cash compensation	25.8	15.3
Other non-cash items	(0.1)	(0.2)
Changes in operating assets and liabilities:
Receivables and other operating assets	(14.3)	(27.9)
Payables and accruals	(163.8)	133.8
Net cash provided by operating activities	$33.8	$174.0
Cash flows from investing activities:
Capital expenditures	$(167.2)	$(207.7)
Proceeds from sale of markets, net	—	1,765.7
Other investing activities	1.4	1.3
Net cash (used in) provided by investing activities	$(165.8)	$1,559.3
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	$9.0	$762.1
Payments on long-term debt and finance lease obligations	(19.8)	(2,303.5)
Payments of debt issuance costs	—	(2.6)
Purchase of shares	(19.4)	(8.5)
Net cash used in financing activities	$(30.2)	$(1,552.5)
(Decrease) increase in cash and cash equivalents	(162.2)	180.8
Cash and cash equivalents, beginning of period	193.2	12.4
Cash and cash equivalents, end of period	$31.0	$193.2
Supplemental disclosures of cash flow information:
Cash paid during the periods for interest	$37.8	$93.1
Cash paid during the periods for income taxes	$147.5	$97.1
Cash received during the periods for refunds of income taxes	$1.7	$—
Non-cash financing activities:
Capital expenditure accounts payable and accruals	$32.0	$27.4

About WOW!

WOW! is one of the nation’s leading broadband providers, with an efficient, high-performing network that passes nearly 2.0 million residential, business and wholesale consumers. WOW! provides services in 15 markets located in Michigan, Alabama, Tennessee, South Carolina, Florida and Georgia. With an expansive portfolio of advanced services, including high-speed Internet services, cable TV, phone, business data, voice, and cloud services, the company is dedicated to providing outstanding service at affordable prices. WOW! also serves as a leader in exceptional human resources practices, having been recognized seven times by the National Association for Business Resources as a Best & Brightest Company to Work For, winning the award for the last four consecutive years. Visit www.wowway.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release that are not historical facts contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Forward-looking statements include all statements that are not historical fact and can be identified by terms such as “may,” “intend,” “might,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “believe,” “estimate,” “plan,” “project,” “predict,” “potential,” or the negative of these terms. Although these forward-looking statements reflect our good-faith belief and reasonable judgment based on current information, these statements are qualified by important factors, many of which are beyond our control that could cause our actual results to differ materially from those in the forward-looking statements. These factors and other risks that could cause our actual results to differ materially are set forth in the section entitled “Risk Factors” in our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“SEC”) and other reports subsequently filed with the SEC. Given these uncertainties, you should not place undue reliance on any such forward-looking statements. The forward-looking statements included in this report are made as of the date hereof or the date specified herein, based on information available to us as of such date. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

The Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA. These terms, as defined herein, are not intended to be considered in isolation, as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These terms may vary from the use of similar terms by other companies in our industry due to different methods of calculation and therefore are not necessarily comparable.

We believe that these non-GAAP measures enhance an investor’s understanding of our financial performance. We believe that these non-GAAP measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business. We believe that these non-GAAP measures provide investors with useful information for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake Capital Expenditures. We use these non-GAAP measures for business planning purposes and in measuring our performance relative to that of our competitors. We believe these non-GAAP measures are measures commonly used by investors to evaluate our performance and that of our competitors.

Adjusted EBITDA eliminates the impact of expenses that do not relate to overall business performance and is defined by WOW! as net income (loss) before interest expense, income taxes, depreciation and amortization (including impairments), impairment losses on intangibles and goodwill, write-off of any asset, loss on early extinguishment of debt, integration and restructuring expenses and all non-cash charges and expenses (including stock compensation expense) and certain other income and expenses. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income or any other performance measures derived in accordance with GAAP as measures of operating performance, operating cash flows or liquidity. Adjusted EBITDA Post Asset Sale takes into account the 2021 sales of five service areas as though such transactions had occurred prior to the periods presented.

Adjusted EBITDA Margin Post Asset Sale is defined as Adjusted EBITDA Post Asset Sale divided by total revenue, expressed as a percentage. Adjusted EBITDA Margin should not be considered as an alternative to Net Profit margin.

Refer to “Reconciliations of GAAP Measures to Non-GAAP Measures” and the accompanying tables below for a reconciliation of Adjusted EBITDA to Net Income which is the most directly comparable to their corresponding GAAP financial measure.

Subscriber Information

The Company uses the terms defined below throughout this release.

Homes passed are reported as the number of serviceable addresses, such as single residence homes, apartments and condominium units, and businesses passed by our broadband network and listed in our database.

We deliver multiple services to our customers, as such we report Total Subscribers as the number of Subscribers who receive at least one of our HSD, Video or Telephony services, without regard to which or how many services they subscribe. We define each of the individual HSD Subscribers, Video Subscribers and Telephony Subscribers as a Revenue Generating Unit (“RGU”).

While we take appropriate steps to ensure subscriber information is presented on a consistent and accurate basis at any given balance sheet date, we periodically review our policies in light of the variability we may encounter across our different markets due to the nature and pricing of products and services and billing systems. Accordingly, we may from time to time make appropriate adjustments to our subscriber information based on such reviews.

WIDEOPENWEST, INC. AND SUBSIDIARIES

Reconciliations of GAAP Measures to Non-GAAP Measures

(unaudited)

The following table provides a reconciliation of Adjusted EBITDA and Adjusted EBITDA Post Asset Sale to Net (Loss) Income for the periods presented:

	Three months ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021

	(in millions)
Net (Loss) Income	$(12.7)	$230.6	$(2.5)	$770.5
Net profit margin	(7.0)%	119.7%	(0.4)%	74.5%

Plus: Depreciation and amortization	45.3	43.3	178.2	210.3
Impairment loss on intangibles	35.0	—	35.0	—
Interest expense	12.9	10.9	38.7	93.1
Gain on sale of assets, net	—	(311.7)	—	(1,001.8)
Non-recurring professional fees, M&A integration and restructuring expense	12.5	17.8	41.8	40.2
Non-cash stock compensation	7.3	3.7	25.8	15.3
Loss on early extinguishment of debt	—	3.2	—	3.2
Other income, net	(0.9)	(7.1)	(16.6)	(9.6)
Income tax (benefit) expense	(24.8)	84.6	(20.3)	292.9
Adjusted EBITDA	$74.6	$75.3	$280.1	$414.1

Adjustments
Less: Adjusted EBITDA attributable to disposed service areas	—	(6.3)	—	(152.5)
Adjusted EBITDA Post Asset Sale	$74.6	$69.0	$280.1	$261.6
Adjusted EBITDA Margin Post Asset Sale	41.3%	38.7%	39.7%	36.0%

WIDEOPENWEST, INC. AND SUBSIDIARIES

Capital Expenditures and Subscriber Information

(unaudited)

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Three months ended			Three months ended
	December 31, 2022			December 31, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$16.5	$—	$16.5	$12.9	$2.2	$15.1
Scalable infrastructure	15.6	—	15.6	10.0	—	10.0
Line extensions	10.1	—	10.1	2.1	1.3	3.4
Support capital and other	10.5	—	10.5	11.1	0.7	11.8
Total	$52.7	$—	$52.7	$36.1	$4.2	$40.3
Capital expenditures included in total related to:
Edge-outs	$1.3	$—	$1.3	$1.3	$—	$1.3
Business services	$2.5	$—	$2.5	$3.0	$—	$3.0
Greenfields	$10.7	$—	$10.7	$—	$—	$—

The following table provides additional information regarding our Capital Expenditures for the periods presented:

	Year ended			Year ended
	December 31, 2022			December 31, 2021
	Continuing	Discontinued	Total	Continuing	Discontinued	Total

	(in millions)
Capital Expenditures
Customer premise equipment	$64.6	$—	$64.6	$68.1	$29.8	$97.9
Scalable infrastructure	39.4	—	39.4	40.3	3.2	43.5
Line extensions	26.8	—	26.8	13.6	4.2	17.8
Support capital and other	36.4	—	36.4	40.3	8.2	48.5
Total	$167.2	$—	$167.2	$162.3	$45.4	$207.7
Capital expenditures included in total related to:
Edge-outs	$4.7	$—	$4.7	$4.5	$1.4	$5.9
Business services	$11.6	$—	$11.6	$13.8	$2.7	$16.5
Greenfields	$21.5	$—	$21.5	$—	$—	$—

The following table provides an unaudited summary of our continuing operations subscriber information:

	December 31,	March 31,	June 30,	September 30,	December 31,
	2021	2022	2022	2022	2022
Homes Passed	1,882,100	1,886,000	1,886,000	1,886,000	1,886,000
Total Subscribers	532,900	534,700	536,600	538,100	530,600
HSD RGUs	511,700	515,000	517,200	518,600	511,600
Video RGUs	150,600	142,000	135,500	129,900	123,200
Telephony RGUs	100,000	97,300	95,200	92,900	89,900
Total RGUs	762,300	754,300	747,900	741,400	724,700

Additional Information Available on Website:

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, which will be posted on our investor relations website at ir.wowway.com, when it is filed with the SEC. A slide presentation to accompany the conference call and a trending schedule containing historical customer and financial data will also be available on our website.

Contact:
Andrew Posen
Vice President, Head of Investor Relations
303-927-4935
andrew.posen@wowinc.com

Debra Havins

Vice President, Corporate Communications

720-527-8214

debra.havins@wowinc.com